Exhibit 10.5, Annual Report on Form 10-K
for the year ended December 31, 2003
Commission File Number 1-3671

GENERAL DYNAMICS CORPORATION

EQUITY COMPENSATION PLAN

GENERAL DYNAMICS CORPORATION

EQUITY COMPENSATION PLAN

1.	Purpose of the Plan.

The purpose of the Plan is to provide the Company with an effective means of attracting, retaining, and motivating directors, officers and key employees, and to provide them with incentives to enhance the growth and profitability of the Company.

2.	Effective Date and Duration of the Plan.

The Plan was adopted by the Board on March 3, 2004, subject to approval by the stockholders of the Parent. If the Plan is not approved by the stockholders before the first anniversary of its adoption by the Board, then the Plan will automatically terminate and be of no force or effect. Awards may be made pursuant to the Plan through and including the 10 year anniversary of the date of the latest stockholder approval of the Plan, including without limitation any stockholder approval of any amendment to the Plan to increase the share award capacity hereunder.

3. Definitions; Rules of Construction.

(a)	Defined terms. The terms defined in this Section shall have the following meanings for purposes of this Plan:

(i)	Act shall mean the Securities Exchange Act of 1934, as amended from time to time, including any regulations promulgated thereunder.

(ii)	Award shall mean a grant under the Plan in any form permitted hereunder.

(iii)	Beneficial Owner shall have the meaning used in Rule 13d-3 promulgated under the Act.

(iv)	Beneficiary shall mean (A) the person designated by the Participant, in the manner provided by the Committee, to receive benefits upon the death of the Participant, or (B) the estate of the Participant in the event no such designation shall have been made or the person so designated shall have died prior to or coincident with the Participant.

(v)	Board shall mean the Board of Directors of the Parent.

(vi)	Change in Control shall have the meaning set forth in Section 15 of the Plan.

(vii)	Code shall mean the Internal Revenue Code of 1986, as amended from time to time, including any regulations promulgated thereunder.

(viii)	Committee shall mean the Compensation Committee of the Board and any successor committee thereto; provided that for these purposes, references herein to the Committee shall be deemed to include the Subcommittee, as applicable.

(ix)	Common Stock shall mean the common stock of the Parent.

(x)	Company shall mean collectively the Parent and its Subsidiaries.

(xi)	Fair Market Value shall mean, as of the date of determination, (A) the average of the highest and lowest quoted selling price per share of Common Stock on the national securities exchange or such other market on which such stock is principally traded, as determined by the Committee, or (B) if the shares of Common Stock are not listed or admitted to trading on any such exchange or market, the average of the highest and lowest selling price as reported by an over-the-counter market; provided that if no sales occur as of the date of determination, then the date of determination shall be the last day on which a sale was reported; further provided that if the shares of Common Stock are not then listed on a national securities exchange or market or traded in an over-the-counter market, such value shall be determined by the Committee in good faith. In no event shall the Fair Market Value of any share of Common Stock be less than the par value per share of Common Stock.

(xii)	Grant Date shall mean the date an Award is made to a Participant.

(xiii)	Incumbent Board shall have the meaning set forth in Section 15 of the Plan.

(xiv)	ISO shall mean any Option, or portion thereof, awarded pursuant to the Plan which is designated by the Committee as an incentive stock option and also meets the applicable requirements of an incentive stock option pursuant to Code Section 422.

(xv)	Non-Employee Director shall mean a member of the Board who is not an employee of the Company.

(xvi)	Non-Statutory Stock Option shall mean any Option awarded under the Plan which does not qualify as an ISO or is designated as a Non-Statutory Stock Option notwithstanding that it may otherwise qualify as an ISO.

(xvii)	Non-Control Transaction shall have the meaning set forth in Section 15 of the Plan.

(xviii)	Option shall mean an option to purchase Common Stock pursuant to the Plan.

(xix)	Parent shall mean General Dynamics Corporation (and any successor thereto).

(xx)	Participant shall mean any individual who has an outstanding Award pursuant to the Plan.

(xxi)	Participation Unit shall mean an Award of an unfunded obligation of the Company that has a value derived from or related to the value of Common Stock,

including but not limited to a stock appreciation right, phantom stock unit or restricted stock unit, that is payable in cash or Common Stock, or any combination thereof, as may be specified pursuant to the Award.

(xxii)	Person for purposes of Section 15 only shall have the meaning used in Sections 13(d) or 14(d) of the Act, and will include any “group” as such term is used in such sections.

(xxiii)	Plan shall mean the General Dynamics Corporation Equity Compensation Plan as set forth herein and as may be amended from time to time.

(xxiv)	Purchase Price shall mean the price for which a share of Common Stock may be purchased pursuant to an Option as determined by the Committee, provided that such amount will not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the Grant Date of the Option.

(xxv)	Repriced shall have the meaning set forth in Section 10 of the Plan.

(xxvi)	Restricted Stock shall mean shares of Common Stock subject to such restrictions determined pursuant to the Plan.

(xxvii)	Subcommittee shall mean a subcommittee of the Committee that may be created to comply with the performance-based compensation provisions of Code Section 162(m) and as set forth in Section 13 of the Plan.

(xxviii)	Subject Person shall have the meaning set forth in Section 15 of the Plan.

(xxix)	Subsidiary shall mean any corporation, partnership, joint venture, limited liability company or other entity during any period in which at least a fifty percent (50%) voting or profits interest is owned, directly or indirectly, by the Parent, and any other business venture designated by the Committee in which the Parent has a significant interest; provided, that, for purposes of Section 15 regarding Change in Control, “subsidiary” shall have the meaning as set forth in Section 15 of the Plan.

(xxx)	Surviving Corporation shall have the meaning set forth in Section 15 of the Plan.

(xxxi)	Transaction shall have the meaning set forth in Section 14 of the Plan.

(xxxii)	13G Filer shall have the meaning set forth in Section 15 of the Plan.

(b)	Construction. Unless otherwise expressly provided or the context otherwise requires, the terms defined in this Plan include the plural and the singular, and pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms.

4.	Eligibility.

Any officer or employee of the Company is eligible for selection by the Committee for an Award under this Plan. Awards to Non-Employee Directors may be granted pursuant to Section 12 of the Plan.

5.	Awards.

The Committee shall determine the amounts and types of the Awards and the terms and conditions of such Awards, consistent with the terms of this Plan. Awards may be made in Common Stock, Options, Restricted Stock, Participation Units, or in any combination thereof. If any Award is settled in cash that is to be paid on a deferred basis, the Participant may be entitled, on terms and conditions as the Committee may determine, to be paid interest on the unpaid amount.

Except as otherwise provided by the Committee, and to the extent permitted pursuant to applicable rules of the national securities exchange or such other market on which Common Stock is principally traded and the Committee charter, the chairperson of the Committee may make Awards on behalf of the Committee to any Participant, other than a Participant subject to Section 16 of the Act or a Participant who is a “covered employee” under Code Section 162(m)(3) (or any successor provision thereto).

6.	Common Stock Available for Awards Pursuant to the Plan.

Subject to adjustment pursuant to Section 14 of the Plan, the maximum number of shares of Common Stock available for grant of Awards (including the shares underlying Options, Restricted Stock and Participation Units) pursuant to the Plan is 18,000,000. The maximum number of shares available for grants of Restricted Stock and Participation Units pursuant to the Plan is 5,000,000. The shares of Common Stock issued pursuant to the Plan may come from authorized and unissued shares, treasury shares or shares purchased by the Company in the open market. Shares of Common Stock subject to an Award that expire unexercised, or that are forfeited, terminated or canceled (in whole or in part), shall thereafter again be available for grant pursuant to the Plan, except as otherwise provided by the Committee. To the extent any shares of Common Stock covered by an Award are not issued to a Participant or Beneficiary because instead such shares are used to satisfy the applicable tax withholding obligation or to pay the purchase price of any Option or other Award or to the extent unrestricted shares of Common Stock (provided that any such shares must have been held by the Participant or Beneficiary for at least six months at the time of exercise or such other period as determined by the Committee if acquired from the Company) are delivered by a Participant or Beneficiary to satisfy such obligations, then any such withheld or delivered shares shall be available for grant pursuant to the Plan, except as otherwise provided by the Committee.

7.	Performance Goals.

Awards may be based on the attainment by the Participant, Company or any Company business unit over a specified period of time, of performance goals pre-established by the Committee (or Subcommittee, as applicable), based on one or more of the following criteria (as determined in accordance with generally accepted accounting principles, as applicable): (a) market price of Common Stock, (b) earnings per share of Common Stock, (c) net income or profit (before or after taxes), (d) return on total stockholder equity, (e) return of stockholders’ equity, (f) cash flow, (g) cumulative return on net assets employed, (h) earnings before interest, taxes, depreciation and amortization, (i) sales or revenues, (j) return on assets, capital or investment, (k) market share, (l) cost reduction goals, (m) budget comparisons, (n) implementation or completion of specified projects or processes, (o) the formation of joint ventures, research or development collaborations, or the completion of other transactions, or (p) any combination of any of the foregoing. To the extent permitted under Code Section 162(m) (including, without limitation, compliance with any of the requirements for stockholder approval) and prior to an Award being granted, the Subcommittee may designate additional business criteria on which the performance goals may be based or adjust, modify or amend the aforementioned business criteria.

Notwithstanding any other provision of the Plan, no one Participant, in any calendar year, shall be granted an Award with respect to more than:

x.	500,000 shares of Common Stock pursuant to an award of unrestricted shares of Common Stock or pursuant to an Option; and

y.	100,000 shares of Restricted Stock or Participation Units with a value greater than 100,000 shares of Common Stock.

The limitations set forth in this section shall be subject to adjustment as provided in Section 14, but only to the extent such adjustment would not affect the status of compensation attributable to Awards hereunder as qualifying under the performance-based compensation provisions of Code Section 162(m) and the regulations promulgated thereunder.

8.	Common Stock Awards. The Committee may grant unrestricted shares of Common Stock on such terms and conditions, not inconsistent with this Plan, as the Committee may determine.

9.	Restricted Stock Awards.

(a)	General. The Committee may grant Restricted Stock, on such terms and conditions, not inconsistent with this Plan, as the Committee may determine. Restricted Stock represents an Award made in Common Stock in which the shares granted may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated except upon passage of time, or upon satisfaction of performance goals or other conditions, or a combination thereof, in every case pursuant to such terms and conditions as may be provided by the Committee.

(b)	Terms and Conditions. Restricted Stock Awards may not vest sooner than three years from the original Grant Date (other than shares of Common Stock granted as an adjustment pursuant to a performance-based formula), provided that Restricted Stock may vest earlier upon a Change in Control and the Committee may impose a shorter period (a) in connection with any corporate divestiture or acquisition affecting a Participant’s employment with the Company, (b) in the case of any special agreement, award, or situation with respect to any individual Participant, or (c) in connection with such other events or circumstances as the Committee may determine from time to time. Subject to the restrictions set forth in this Section 9, each Participant who receives Restricted Stock shall have all rights as a stockholder with respect to such shares, including the right to vote the shares and receive dividends or dividend equivalents and other distributions thereon. Restricted Stock shares may be held by the Company until all restrictions lapse and shall be subject to a legend describing applicable restrictions as provided by the Committee from time to time. The rights of Restricted Stock as set forth in this Section 9 are contingent upon such shares having not been forfeited. Unless otherwise provided by the Committee, any Award of Restricted Stock of a Participant who terminates employment with the Company for any reason (prior to the time the related shares cease to be Restricted Stock) shall be forfeited without further action by the Committee. The treatment of Awards of Restricted Stock of a Participant whose employment is terminated as a result of retirement, death, disability, divestiture or discontinued operations or layoff will be governed by the policies established by the Committee with respect to these various termination categories.

10.	Option Awards.

(a)	Type of Options. The Committee may grant Options in the form of ISOs, Non-Statutory Stock Options, or any combination thereof, on such terms and conditions, not inconsistent with this Plan, as the Committee may determine. Each Award of Options shall identify whether the Options are intended to be ISOs or Non-Statutory Stock Options. If an Award is not designated as either ISOs or Non-Statutory Stock Options, then such Award shall be deemed to be Non-Statutory Stock Options.

(b)	ISO Limitations. For ISOs granted under the Plan, the aggregate Fair Market Value (determined as of the Grant Date) of the number of shares with respect to which ISOs are exercisable for the first time by any Participant during any calendar year under all plans of the Company shall not exceed $100,000, or such other maximum amount then applicable under Code Section 422. Any Option or a portion thereof that is designated as an ISO that for any reason fails to meet the requirements of an ISO shall be treated hereunder as a Non-Statutory Stock Option. No ISO may be granted to an individual if, at the time of the proposed grant, such individual owns (or is deemed to own under the Code) stock possessing more than 10 percent of the total combined voting power of all classes of Common Stock of the Company unless (i) the exercise price of such ISO is at least 110 percent of the Fair Market Value of a share of Common Stock at the time such ISO is granted and (ii) such ISO is not exercisable after the expiration of five years from the date it is granted.

(c)	Terms and Conditions. The Committee shall determine all terms and conditions of the Options, provided that the following terms and conditions shall apply to all Options:

(i)	Options may not be exercised after five years have elapsed from the Grant Date;

(ii)	Unless otherwise provided by the Committee, any Option held by a Participant who terminates employment (or service as a Non-Employee Director) with the Company shall be immediately forfeited without further action by the Committee. The treatment of Options of a Participant whose employment terminates as a result of retirement, death, disability, divestiture or discontinued operations or layoff will be governed by the policies established by the Committee with respect to these various termination categories.

(iii)	Except as provided by the Committee, Options shall not be transferable other than (A) by the Participant’s last will and testament or (B) by the applicable laws of descent and distribution. During the lifetime of the Participant, an Option may be exercisable only by the Participant or his or her personal representative.

(iv)	Options shall not contain any provision entitling a Participant to the automatic grant of additional Options in connection with any exercise of the original Option.

(v)	Options shall not be repriced subsequent to their Grant Date without the approval of the Company’s stockholders. For these purposes, “repriced” shall mean any of the following or any other action that has the same effect as (A) lowering the Purchase Price of an Option after it has been granted, (B) any other action that is treated as a repricing under generally accepted accounting principles, or (C) canceling an Option at a time when the Purchase Price exceeds the Fair Market Value of Common Stock, in exchange for another Option, Restricted Stock, or other equity, unless the cancellation and exchange occurs in connection with a Transaction; provided, however, that any adjustments undertaken pursuant to Section 14 or any other applicable section of the Plan shall not be deemed to give rise to any such repricing.

(d)	Option Exercises. The Purchase Price of shares purchased upon the exercise of any Option shall be paid (i) in full in cash (including check or wire transfer), (ii) in whole or in part (in combination with cash) in full shares of unrestricted Common Stock owned by the Participant (for at least six months or such other period as determined by the Committee if acquired from the Company) and valued at their Fair Market Value on the date of exercise, (iii) by cashless exercise in any manner as may be permitted by the Committee from time to time, or (iv) such other method as may be permitted by the Committee from time to time.

11.	Participation Units. The Committee may grant Participation Units, on such terms and conditions, not inconsistent with the Plan, as the Committee may determine.

12.	Awards to Non-Employee Directors.

(a)	Awards. Awards to Non-Employee Directors may be made at the recommendation of the Committee, subject to final approval of the Board and Section 7, in such amounts as it shall determine in Common Stock, Options, Restricted Stock, Participation Units, or any combination thereof.

(b)	Retainers and Fees. Upon terms and conditions as may be established by the Committee, each Non-Employee Director may elect to have all or part of his or her annual retainer paid in Common Stock under the Plan.

13.	Plan Administration.

(a)	Committee. The Plan shall be administered by the Committee. The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or as it deems necessary or advisable in administration of the Plan, including without limitation, (i) the authority to grant Awards; (ii) to determine the individuals to whom and the time or times at which Awards shall be granted; (iii) to determine the type and number of Awards to be granted, the number of shares of Common Stock to which an Award may relate and the terms, conditions, restrictions and performance criteria relating to any Award; (iv) to determine whether, to what extent, and under what circumstances and the manner in which an Award may be settled, cancelled, forfeited, exchanged or surrendered; (v) to construe and interpret the Plan and any Award; (vi) to prescribe, amend, and rescind rules and regulations relating to the Plan, including but not limited to, rules and regulations relating to leaves of absence and changes from an employee to a service provider or consultant; and (vii) to make all other determinations deemed necessary or advisable for the administration and implementation of the Plan. The determination of the Committee on these matters shall be final and conclusive and binding on the Company and all Participants and Beneficiaries. Any authority, power or right of the Committee pursuant to the Plan may also be exercised by the Board.

(b)	Delegation. Except to the extent prohibited by applicable law, the applicable rules of the national securities exchange or such other market on which the Common Stock is principally traded or Code Section 162(m) with respect to Awards intended to comply with the performance-based compensation rules thereof, the Committee has the authority to delegate any of its powers under the Plan (including, without limitation, its power to administer claims and appeals) to any other individual(s). Any delegation shall include the same sole discretionary and final authority that the Committee has hereunder, and any decisions, actions or interpretations made by any delegate shall have the same ultimate binding effect as if made by the Committee. Any such allocation or delegation may be limited or revoked by the Committee at any time.

(c)	Code Section 162(m) Subcommittee. Notwithstanding the foregoing paragraph, the Committee has the authority to designate, if necessary, a Subcommittee to administer the Plan with respect to persons subject to the deduction limitation of Code Section 162(m). If a Subcommittee is designated, the Subcommittee shall be composed of two or more members of the Committee appointed by the Board, all of whom shall be “outside directors” as that term is used in Code Section 162(m). With respect to such persons subject to Code Section 162(m), the Subcommittee shall have all of the powers, rights, and duties granted to the Committee under this Plan.

14.	Adjustments and Reorganizations.

(a)	Adjustment for Change in Capitalization. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Common Stock, or other property), re-capitalization, Common Stock split, reverse Common Stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, makes an adjustment appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee may make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares of Common Stock which may thereafter be issued in connection with Awards; (ii) the number and kind of shares of Common Stock issued, issuable or referenced in respect of outstanding Awards; (iii) the exercise price, grant price or purchase price relating to any

Award; and (iv) the maximum number of shares of Common Stock subject to Awards which may be awarded to any Participant during any tax year of the Company; provided, that, with respect to ISOs, any such adjustment shall be made in accordance with Code Section 424.

(b)	Adjustment for Change or Exchange of Shares for Other Consideration. In the event the outstanding shares of Common Stock shall be changed into or exchanged for any other class or series of capital stock or cash, securities or other property pursuant to a re-capitalization, reclassification, merger, consolidation, combination or similar transaction (a “Transaction”), then, unless otherwise determined by the Committee, (i) each Option shall thereafter become exercisable for the number and/or kind of capital stock, and/or the amount of cash, securities or other property so distributed, into which the shares of Common Stock subject to the Option would have been changed or exchanged had the Option been exercised in full prior to such Transaction, provided that, if the kind or amount of capital stock or cash, securities or other property received in such Transaction is not the same for each outstanding share, including as a result of an election given to stockholders, then the kind or amount of capital stock or cash, securities or other property for which the Option shall thereafter become exercisable shall be the kind and amount so receivable per share as determined by the Committee, and provided further that, if necessary, the provisions of the Option shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be practicable, to any shares of capital stock, cash, securities or other property thereafter issuable or deliverable upon exercise of the Option, (ii) Restricted Stock shall be changed or exchanged into such other class of shares of capital stock or cash, securities or other property as Common Stock was changed or exchanged, subject to equivalent terms and conditions, provided that such Award shall continue to be subject to applicable restrictions, vesting provisions and other terms and conditions of the Award, unless otherwise determined by the Committee, and (iii) each Award of Participation Units shall reference or represent, as the case may be, the number and/or kind of shares of capital stock, and/or the amount of cash, securities or other property, into which the number of shares of Common Stock covered by the Award would have been changed or exchanged, provided that such Award shall continue to be subject to applicable restrictions, vesting provisions and other terms and conditions of the Award, unless otherwise determined by the Committee.

15.	Change in Control.

Unless the applicable Award provides otherwise, in the event of a Change in Control, (a) any Award carrying a right to exercise that was not previously exercisable and vested shall become fully vested and exercisable, and (b) the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to any other Award shall lapse and such Awards shall be deemed fully vested, and any performance goals imposed with respect to such Awards shall be deemed to be fully achieved. The Committee may also accord to any Participant a right to refuse to have any of the actions that the Committee may take otherwise as described in (a) and (b) above, whether pursuant to the Award or otherwise, in such circumstances as the Committee may approve.

“Change in Control” means any of the following events:

(a)	An acquisition (other than directly from the Parent) of any voting securities of the Parent by any Person (as hereinafter defined) immediately after such acquisition is the Beneficial Owner (as hereinafter defined) of forty percent (40%) or more of the combined voting power of the Parent’s then outstanding voting securities; provided that in determining whether a Change in Control has occurred, voting securities which are acquired by (i) an employee benefit plan (or a trust forming a part thereof) maintained by the Parent or any subsidiary of the Parent, (ii) the Parent or any subsidiary of the Parent, (iii) any Person that, pursuant to Rule 13d-1 promulgated under the Act, is permitted to, and actually does, report its Beneficial Ownership of voting securities of the Parent on Schedule 13G (or any successor schedule) (a “13G Filer”) (provided that, if any 13G Filer subsequently becomes required to or does report its Beneficial Ownership of voting securities of the Parent on Schedule 13D (or any successor schedule) then such Person shall be deemed to have first acquired, on the first date on which such Person becomes required to or does so file, Beneficial Ownership of all voting securities of the Parent Beneficially Owned by it on such date), (iv) any Person in connection with a Non-Control Transaction (as hereinafter defined), or (v) any acquisition by an underwriter temporarily holding securities of the Parent pursuant to an offering of such securities, will not constitute an acquisition which results in a Change in Control;

(b)	Consummation of:

(i)	a merger, consolidation or reorganization involving the Parent, or any direct or indirect subsidiary of the Parent, unless:

(A)	the stockholders of the Parent immediately before such merger, consolidation or reorganization will own, directly or indirectly, immediately following such merger, consolidation or reorganization, at least fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger, consolidation or reorganization (the “Surviving Corporation”) or any parent thereof in substantially the same proportion as their ownership of the voting securities of the Parent immediately before such merger, consolidation or reorganization;

(B)	the individuals who were members of the Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute a majority of the members of the board of directors of the Surviving Corporation (or parent thereof); and

(C)	no Person (other than the Parent, any subsidiary of the Parent, any employee benefit plan (or any trust forming a part thereof) maintained by the Parent, any Schedule 13G Filer, the Surviving Corporation, any subsidiary or parent of the Surviving Corporation, or any Person who, immediately prior to such merger, consolidation or reorganization, was the Beneficial Owner of forty percent (40%) or more of the then outstanding voting securities of the Company) is the Beneficial Owner of forty percent

(40%) or more of the combined voting power of the Surviving Corporation’s then outstanding voting securities.

A transaction described in clauses (A) through (C) above is referred to herein as a “Non-Control Transaction.”

(ii)	the complete liquidation or dissolution of the Parent; or

(iii)	a sale or other disposition of all or substantially all of the assets of the Parent to an entity (other than to an entity (A) of which at least fifty percent (50%) of the combined voting power of the outstanding voting securities are owned, directly or indirectly, by stockholders of the Parent in substantially the same proportion as their ownership of the voting securities of the Parent, (B) a majority of the board of directors of which consists of the individuals who were members of the Board immediately prior to the execution of the agreement providing for such sale or disposition, and (C) of which no Person (other than the Parent, any subsidiary of the Parent, any employee benefit plan (or any trust forming a part thereof) maintained by the Parent or any of its subsidiaries, any Schedule 13G Filer, the Surviving Corporation, any subsidiary or parent of the Surviving Corporation, or any Person who, immediately prior to such merger, consolidation or reorganization, was the Beneficial Owner of forty percent (40%) or more of the then outstanding voting securities of the Parent) has Beneficial Ownership of forty percent (40%) or more of the combined voting power of the entity’s outstanding voting securities.

(c)	Individuals who, as of the date of adoption of the Plan, constitute the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the adoption of the Plan whose election, or nomination for election by Parent stockholders, was approved by a vote of two-thirds (2/3) of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, unless any such individual’s initial assumption of office occurs as a result of either an actual or threatened election contest (including, but not limited to, a consent solicitation).

(d)	Notwithstanding the foregoing, a Change in Control will not be deemed to occur solely because any Person (a “Subject Person”) acquires Beneficial Ownership of more than the permitted amount of the outstanding voting securities of the Parent as a result of the acquisition of voting securities by the Parent which, by reducing the number of voting securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, then a Change in Control shall be deemed to occur on the date the Subject Person becomes the Beneficial Owner of any additional voting securities which increases the percentage of the then outstanding voting securities Beneficially Owned by the Subject Person.

For purposes of the definition of Change in Control in this Section 15, “subsidiary” means any corporation with respect to which another specified corporation has the power under ordinary circumstances to vote or direct the voting of sufficient securities to elect a majority of the directors.

16.	Tax Withholding.

Whenever the Parent issues Common Stock under the Plan (including without limitation Restricted Stock to the extent taxable), the Parent may require the recipient to remit to the Company an amount sufficient to satisfy any Federal, state or local (including foreign jurisdictions) tax withholding requirements prior to the delivery of such Common Stock, or, in the discretion of the Committee, the Parent may withhold from the shares to be delivered shares sufficient to satisfy all or a portion of the minimum statutorily required tax withholding requirements. The Committee may determine the manner in which such tax withholding may be satisfied, and may permit a Participant to deliver unrestricted shares of Common Stock (owned by the Participant for at least six months or such other period as determined by the Committee if acquired from the Company) to be used to satisfy minimum statutorily required tax withholding based on the Fair Market Value of any such shares of Common Stock on the date the amount of tax to be withheld is determined. Any cash paid pursuant to the Plan is subject to all applicable tax withholding.

17.	Expenses.

The expenses of administering the Plan shall be borne by the Company.

18.	Termination, Amendment and Changes to Outstanding Awards.

The Committee may at any time suspend the operation of, terminate or amend the Plan or any Award thereunder, provided that no termination, modification, suspension, or amendment shall adversely impair the rights of any Participant pursuant to an outstanding Award without the consent of the Participant. Notwithstanding the foregoing, the Committee may take such actions as it deems appropriate to ensure that the Plan and any Awards may comply with any tax, securities or other applicable law. Nothing herein shall restrict the Committee’s ability to exercise its discretionary authority as provided in the Plan.

19.	Other Actions.

Nothing contained in the Plan shall be deemed to preclude other compensation plans which may be in effect from time to time or be construed to limit the authority of the Company to exercise its corporate rights and powers, including, but not by way of limitation, the right of the Parent (a) to award options to acquire shares of Common Stock otherwise than under the Plan to an employee or other person, firm, corporation, or association, or (b) to award options to acquire shares of Common Stock, or assume the option of, any person in connection with the acquisition, by purchase, lease, merger, consolidation, or otherwise, of the business and assets (in whole or in part) of any person, firm, corporation, or association.

20.	Foreign Jurisdictions.

The Committee may adopt, amend, and terminate such arrangements, not inconsistent with the intent of the Plan, as it may deem necessary or desirable to make available tax or other benefits of the laws of any foreign jurisdiction, to Participants who are subject to such laws and who receive Awards under the Plan.

21.	Applicable Law.

The validity, construction, interpretation, administration and effect of the Plan, and its rules and regulations, and rights relating to the Plan and to Awards granted pursuant to the Plan, shall be governed by the substantive laws of the State of Delaware, without giving effect to any law that would cause the laws of any other jurisdiction other than the State of Delaware to be applied.

22.	Miscellaneous.

(a)	Limitation of Participant rights. No Participant or Beneficiary shall have any right to an Award or a benefit under the Plan except in accordance with the terms of the Plan and any related documents. Establishment of the Plan and/or receipt of an Award shall not be construed to give any Participant the right to be retained in the service of the Company. No holder of an Option will have any rights to dividends or other rights of a stockholder with respect to the shares subject thereto prior to the purchase of such shares upon exercise of the Option pursuant to the terms thereof. Participation Unit Award holders shall have no rights to dividends or any other rights of a stockholder.

(b)	Limitation of liability. Notwithstanding any of the preceding provisions of the Plan, none of the Company, the Board, the Committee or any individual acting as an employee or agent of the Company shall be liable to any Participant, former Participant, Beneficiary or any other person for any claim, loss, liability or expense incurred in connection with the Plan and any Award hereunder.

(c)	Treatment for other compensation purposes. Payments and other benefits received by a Participant pursuant to an Award shall not be deemed part of a Participant’s regular, recurring compensation for purposes of any termination, indemnity or severance pay laws and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company, unless expressly so provided by such other plan, contract or arrangement.

(d)	Distribution only in compliance with applicable law. Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933, as amended, and the regulations promulgated thereunder), and the applicable requirements of any securities exchange or similar entity.

(e)	Share issuance on a non-certificate basis. To the extent that the Committee provides for the issuance of shares of Common Stock or Restricted Stock, the issuance may be affected on a non-certificated basis, subject to applicable law or the applicable rules of any stock exchange.

(f)	Fractional shares. Any fractional shares underlying an Award shall be rounded to the nearest whole number (without any payment in respect of any rounding down).

(g)	Grants to employees of acquired entities. Notwithstanding any other provision to the contrary, if the Company acquires an entity which has issued and outstanding stock options or other rights, the Committee may substitute an appropriate number of Awards under this Plan for options or rights of such entity, including options to acquire stock at less than 100% of the fair market price of the stock at the time of grant, as determined by the Committee.

23.	Notices.

All notices to the Parent regarding the Plan shall be in writing, effective as of actual receipt by the Parent, and shall be sent to:

General Dynamics Corporation
3190 Fairview Park Drive
Falls Church, Virginia 22042
Attention: Corporate Secretary

The Committee may change the address to which notices under the Plan are sent provided such address is communicated to Participants and Beneficiaries.